                                                                   Exhibit 10.36

                                     LEASE

                                by and between

                             21 ERIE REALTY TRUST,

                                   Landlord

                                      and

                              REPROGENESIS, INC.,

                                    Tenant

                                   ARTICLE I

                                REFERENCE DATA

1.1  SUBJECTS REFERRED TO:

APPROXIMATE TERM:                               Ten (10) years plus additional months as set forth
                                                in Section 2.2

BUILDING:                                       The Building of which the Premises are a part,
                                                known and numbered as 21 Erie Street, Cambridge,
                                                Massachusetts, currently containing approximately
                                                49,304 r.s.f. subject to remeasurement in
                                                accordance with the provisions of Section 2.1

BUILDING ADDRESS:                               21 Erie Street
                                                Cambridge, Massachusetts

ANNUAL BASE RENT:                               $10.00 per rentable square foot ("r.s.f.")

INITIAL ESTIMATED ANNUAL
ADDITIONAL RENT:                                $5.50 per r.s.f.

LANDLORD:                                       David E. Clem and David M. Roby, Trustees of 21
                                                Erie Realty Trust

LANDLORD'S MANAGING AGENT'S ADDRESS:            c/o McNeil Management, Inc.
                                                320 Norwood Park South
                                                Norwood, MA  02062

LANDLORD'S REPRESENTATIVE:                      David Clem

LEASE YEAR:                                     Each consecutive period of twelve (12) calendar
                                                months commencing on the Commencement Date.

LOT:                                            The land shown on Exhibit A-1 and more
                                                particularly described on Exhibit A-2 attached
                                                hereto.

OPTIONS TO EXTEND:                              One (1) five (5) year term

PERMITTED USES:                                 General office, research and development,
                                                laboratory and light manufacturing.

PREMISES:                                       Approximately 32,725 r.s.f. of space in the
                                                Building, as shown on Exhibit A, consisting of
                                                                      ---------
                                                Suites 1 through 5 on the First Floor of the
                                                Building and Suites 4, 5, 6 and 9 on the Second
                                                Floor of the Building (hereinafter referred to as
                                                the "Premises") subject to remeasurement in
                                                accordance with the provisions of Article 2.1.

PUBLIC LIABILITY INSURANCE LIMITS:              Bodily injury:    $10,000,000
                                                Property Damage:  $10,000,000

RIGHT OF FIRST REFUSAL:                         Approximately 18,000 r.s.f. of space on the Second
                                                Floor of the Building and any additional space
                                                added to the Building

TERM COMMENCEMENT DATE:                         (a)  September 25, 1997 as to First Floor, Suite 5
                                                               --
                                                (b)  October 1, 1997 as to Second Floor Suites 4,
                                                     5 and 6;
                                                (c)  January 1, 1998 as to Suites 1, 2, 3 and 4 on
                                                     First Floor and Suite 9 on Second Floor

SECURITY DEPOSIT:                               Four Months Rent, subject to adjustment in
                                                accordance with Section 10.11 hereof).

TENANT:                                         Reprogenesis, Inc.

TENANT'S ADDRESS                                800 Huntington Avenue
(For Notice and Billing):                       Boston, MA  02115

TENANT ALLOWANCE:                               N/A

TENANT'S DESIGN COMPLETION DATE:                N/A

TENANT'S PROPORTIONATE FRACTION:                66.4%, subject to adjustment in connection with
                                                the remeasurement as provided in Section 2.1
                                                hereof.

TERM EXPIRATION DATE:                           December 31, 2007

1.2  EXHIBITS.

     The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

     EXHIBIT A.          Leased Premises
     EXHIBIT A-1.        Lot Site Plan
     EXHIBIT A-2.        Legal Description of Lot
     EXHIBIT B.          Plans and Specifications
     EXHIBIT C.          Rules and Regulations
     EXHIBIT D.          Floor Load Limits
     EXHIBIT E.          Landlord's Services
     EXHIBIT F.          Rentable Square Footage of Suites
                         Comprising the Premises

1.3  TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----
ARTICLE I     REFERENCE DATA........................................................   1

  1.1         Subjects Referred To:.................................................   1
  1.2         Exhibits..............................................................   3
  1.3         Table Of Contents.....................................................   3

ARTICLE II    PREMISES AND TERM.....................................................   6

  2.1         Premises..............................................................   6
  2.2         Term..................................................................   6
  2.3         Access................................................................   7

ARTICLE III   IMPROVEMENTS..........................................................   7

  3.1         As Is; Initial Construction...........................................   7
  3.2         Preparation Of Premises For Occupancy.................................   7
  3.3         General Provisions Applicable To Construction.........................   8
  3.4         Construction Representatives..........................................   8
  3.5         Alterations And Additions.............................................   8

ARTICLE IV    RENT..................................................................   9

  4.1         Fixed Rent............................................................   9
  4.2         Additional Rent.......................................................  10
    4.2.1     Real Estate Taxes.....................................................  10
    4.2.2     Insurance.............................................................  11
    4.2.3     Utilities.............................................................  13
    4.2.4     Common Area Maintenance and Expenses..................................  14

    4.2.5     Payments on Account of Taxes, Insurance and Utilities.................  18
    4.2.6     Equitable Adjustment of Additional Rent...............................  19

  4.3         Late Payment Of Rent..................................................  19

ARTICLE V     TENANT'S ADDITIONAL COVENANTS.........................................  19

  5.1         Affirmative Covenants.................................................  19
    5.1.1     Perform Obligations...................................................  19
    5.1.2     Occupancy and Use.....................................................  19
    5.1.3     Repair and Maintenance................................................  20
    5.1.4     Compliance with Law...................................................  21
    5.1.5     Tenant's Work.........................................................  23
    5.1.6     Indemnity.............................................................  24
    5.1.7     Landlord's Right to Enter.............................................  24
    5.1.8     Personal Property at Tenant's Risk....................................  25
    5.1.9     Payment of Landlord's Cost of Enforcement.............................  25
    5.1.10    Yield Up..............................................................  25
    5.1.11    Estoppel Certificate..................................................  25
    5.1.12    Landlord's Expenses Re Consents.......................................  26
    5.1.13    Rules and Regulations.................................................  26
    5.1.14    Loading...............................................................  26
    5.1.15    Holdover..............................................................  26

  5.2         Negative Covenants....................................................  27
    5.2.1     Assignment and Subletting; Mortgaging.................................  27
    5.2.2     Nuisance..............................................................  29

ARTICLE VI    CASUALTY OR TAKING....................................................  30

  6.1         Termination...........................................................  30
  6.2         Restoration...........................................................  30
  6.3         Award.................................................................  30

ARTICLE VII.  DEFAULTS..............................................................  31

  7.1         Events Of Default.....................................................  31
  7.2         Remedies..............................................................  32
  7.3         Remedies Cumulative...................................................  33
  7.4         Landlord's Right To Cure Defaults.....................................  33
  7.5         Effect Of Waivers Of Default..........................................  33
  7.6         No Accord And Satisfaction............................................  33

ARTICLE VIII  MORTGAGES.............................................................  34

  8.1         Rights Of Mortgage Holders............................................  34
  8.2         Priority Of Lease; Subordination......................................  34

  8.3         Lease Amendments......................................................  35
  8.4         No Existing Mortgage..................................................  35

ARTICLE IX    LANDLORD'S ADDITIONAL COVENANTS.......................................  35

  9.1         Affirmative Covenants.................................................  35
    9.1.1     Perform Obligations...................................................  35
    9.1.2     Repairs...............................................................  36
    9.1.3     Compliance with Law...................................................  36
    9.1.4     Indemnity.............................................................  36
    9.1.5     Estoppel Certificate..................................................  37
    9.1.6     Utilities.............................................................  37

ARTICLE X     MISCELLANEOUS PROVISIONS..............................................  37

  10.1        Notices From One Party To The Other...................................  37
  10.2        Quiet Enjoyment.......................................................  37
  10.3        Easements; Changes To Lot Lines.......................................  37
  10.4        Lease Not To Be Recorded..............................................  38
  10.5        Bind And Inure; Limitation Of Landlord's Liability....................  38
  10.6        Acts Of God...........................................................  38
  10.7        Landlord's Default....................................................  38
  10.8        Brokerage.............................................................  39
  10.9        Applicable Law And Construction.......................................  39
  10.10       Submission Not An Offer...............................................  39
  10.11       Security Deposit......................................................  39
  10.12       Options To Extend.....................................................  40
  10.13       Right Of First Refusal................................................  41
  10.14       Confidential Information..............................................  42
  10.15       Signage...............................................................  42
  10.16       Parking...............................................................  42

                                  ARTICLE II

                               PREMISES AND TERM

2.1  PREMISES.

     Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises. Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto (i) the common facilities included in the Building or on the Lot, and (ii) the building service fixtures and equipment serving the Premises. In addition, Landlord together with the affiliates referred to in Section 10.16, hereby grant Tenant the parking rights more particularly set forth in Section 10.16, and Tenant agrees to lease certain parking spaces, all subject to the terms and conditions of Section 10.16.

     The rentable area of the Premises shall be measured upon completion of the second floor corridor in accordance with the Building owners and Managers Association International ANSI Z 65.1 Method @ 1990 (the "BOMA Method") and said calculation shall be used, retroactive to the Term Commencement Date, as the actual rentable square footage of the Premises as defined herein and in Article 1.1.

     Landlord reserves the right from time to time, upon reasonable advance notice (except in the case of an emergency), without unreasonable interference with Tenant's use, (a) to install, repair, replace, use, maintain and relocate for service to the Premises and to other parts of the Building or either, building service fixtures and equipment wherever located in the Building, provided, however, that the Annual Fixed Rent, Additional Rent (as defined in Section 4.2 hereof) and other charges payable hereunder by Tenant shall be proportionally reduced in the event that any such installation or relocation of service reduces the usable floor area of the Premises (other than a temporary reduction to accommodate installation, repair, replacement, maintenance and relocation of such service) (in no event, however, shall such activities by Landlord cause a material reduction in the square footage of the Premises) ; and
(b) to alter or relocate any common facilities, provided that in all events (1) substitutions are in compliance with applicable zoning and other laws and (2) substitutions are substantially equivalent. Landlord shall give Tenant a reasonable opportunity to have any such access by Landlord described in this
Section 2.1 supervised by a Tenant representative.

     The Premises shall be subject to expansion in accordance with the terms of
Section 10.13.

2.2  TERM.

     To have and to hold for a period (the "Term") commencing on the Term Commencement Date (excluding, however, Tenant's occupying of Suite 2, Second Floor of the Building) as set forth in Section 1.1 and continuing until the Term Expiration Date, unless sooner terminated as provided in Section 3.2 or in
Article VII, and subject to extension in accordance with the terms of Section
10.12 hereof.

2.3  ACCESS.

     Tenant shall have access to the Building by separate entrance to the Building on Erie Street as shown on the Plans and Specifications (as defined hereinafter) and the Premises twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year. Tenant's access after Normal Business Hours (as defined hereafter) is by a telephone intercom system installed in the Building. Tenant is responsible for security of the Premises after Normal Business Hours. "Normal Business Hours" shall mean the hours of 7:00 a.m. through 6:00 p.m. Monday through Friday and no hours on legal holidays, Saturdays and Sundays.

                                  ARTICLE III

                                 IMPROVEMENTS

3.1  AS IS; INITIAL CONSTRUCTION.

     Tenant acknowledges that it has had an opportunity to inspect the Premises. The Premises shall be delivered to Tenant As Is, Where Is, with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant. Nothing in the preceding sentence is intended to relieve Landlord of any of its maintenance and repair responsibilities set forth in this Lease. Tenant at its sole cost and expense shall prepare all construction drawings and specifications (the "Plans and Specifications") shown on Exhibit B for initial improvements
                                          ---------
("Leasehold Improvements") to the Premises and submit the same to Landlord for Landlord's review and written approval, which approval shall not be unreasonably withheld or delayed. The approval rights of Landlord and the construction obligations of Landlord are subject to the remaining provisions of this Article III.

3.2  PREPARATION OF PREMISES FOR OCCUPANCY.

     Tenant agrees to diligently perform the Leasehold Improvements and to use best efforts to complete the Leasehold Improvements. Landlord shall permit Tenant access to the Building and the Premises for purposes of constructing the Leasehold Improvements immediately upon full execution of this Lease, which occupancy by Tenant shall be subject to all of the terms and conditions of the Lease.

     Tenant shall have thirty (30) days from the date of execution of this Lease to engage Aries Engineering and/or any other environmental engineering firm selected by Tenant for the purpose of conducting a Phase-I Environmental Site Assessment (the "Site Assessment") of the Premises. Landlord shall provide reasonable access to the Premises for the purpose of conducting the Site Assessment. In the event the Site Assessment is unsatisfactory to Tenant in its reasonable discretion, Tenant shall have the right within said thirty (30) days to terminate this Lease by written notice to Landlord ("Notice of Termination"). Tenant's right to terminate this Lease shall be Tenant's sole and exclusive remedy without further recourse to either party. In the event Tenant does not deliver the Notice of Termination to Landlord, Tenant shall be deemed to have waived its right to terminate the Lease under this Section 3.2.

3.3  GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

     All construction work required or permitted by this Lease, shall be done by Tenant in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of any governmental authority and insurers of the Building and the Lot (provided that Landlord shall be responsible for such compliance with respect to the Building, other than the Premises). Landlord may inspect the work of Tenant at reasonable times and shall give notice of observed defects.

3.4  CONSTRUCTION REPRESENTATIVES.

     Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by any person designated by such party as its Representative by notice to the party relying.

3.5  ALTERATIONS AND ADDITIONS.

     This Section 3.5 shall apply before and during the Term and shall apply to the initial Leasehold Improvements. Tenant shall not make any alterations and additions to the Premises except in accordance with the Plans and Specifications first approved by Landlord, which approval shall not be unreasonably withheld or delayed. However, any alterations or additions that do not affect structural or exterior elements of the Building or Building mechanical systems, not exceeding $25,000.00 in value may be performed without being required to obtain such approval. However, Tenant shall be required to ascertain from Landlord what Landlord will require Tenant to remove from the Premises upon termination of the Lease prior to construction of such alterations or improvements. Landlord shall not unreasonably withhold its approval of Tenant's Plans and Specifications provided that, if any alterations or additions affect structural or exterior elements of the Building or Building mechanical systems, said alterations will not materially interfere with the use of the Building by other tenants and occupants and is in compliance with all applicable codes, laws, regulations and ordinances. At the time Landlord approves Tenant's Plans and Specifications, Landlord must advise Tenant which improvements Tenant shall be responsible for removing upon termination of the Lease. Landlord agrees that Tenant may, but shall not be required to, remove any of its initial installations and Leasehold Improvements and that all of said Leasehold Improvements that Landlord does not require Tenant to remove and Tenant elects not to remove, shall become the property of the Landlord upon expiration or termination of this Lease. If, after completion of Tenant's initial Leasehold Improvements as approved by Landlord, Tenant alters substantially the initial installations and Leasehold Improvements in the Premises and such alterations involve substantial demolition costs, Landlord may require Tenant to demolish the same at the end of the Term. All of Tenant's alterations and additions including initial Tenant Improvements and installation and delivery of telephone systems, computer systems, furnishings, and equipment shall be performed in such manner, and by such persons as shall maintain harmonious labor relations and not cause any damage to the Building or interference with Building construction or operation and, except for installation of furnishings, equipment and telephone systems, and except as otherwise expressly set forth herein, shall be performed by general contractors first approved by Landlord. Landlord shall not unreasonably withhold or delay its approval of Tenant's contractor and subcontractors provided that said contractor in Landlord's reasonable opinion, uses first quality materials and provides good workmanship and services. Before commencing any work Tenant shall: secure all licenses and permits necessary therefor (Landlord agreeing to reasonably cooperate with Tenant to obtain such licenses and approvals provided that Tenant pay all of Landlord's out-of-pocket expenses, if any, incurred in connection therewith); deliver to Landlord a statement of the names of all its contractors and subcontractors (the identity of which must have been previously approved by Landlord as hereinabove contemplated) and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry
(i) workmen's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and (ii) comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than a combined single limit of $3,000,000 (all such insurance to be written in companies reasonably approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due, and to defend and indemnify Landlord from and against, the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Building or the Lot and to discharge within ten (10) days after notice to Tenant or after Tenant becomes aware of the existence of any such liens which may so attach. Tenant shall pay to Landlord, as additional rent, a sum equal to all reasonable out-of-pocket costs reasonably incurred by Landlord in reviewing and approving any alterations or additions.

                                  ARTICLE IV

                                     RENT

4.1  FIXED RENT.

     (a)  Monthly Installments; Definitions.  Tenant covenants and agrees to pay
          ---------------------------------
rent to Landlord, without any offset or reduction whatsoever (except as may be made in accordance with the express provisions of this Lease), at the address of Landlord's Managing Agent or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct, at the Annual Base Rent Rate set forth in Article I, in, equal installments equal to 1/12th of the Annual Base Rent Rate in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion.

     Landlord and Tenant hereby agree that the Annual Base Rent Rate shall be initially based on square footage calculations set forth in Section 1.1, based on the r.s.f of the Premises from time to time. Attached hereto as Exhibit F is a list of suites and their respective r.s.f. Upon the recalculation of the r.s.f. of the Premises, a reconciliation shall be made between Landlord and Tenant.

     (b)  Adjustment for CPI.  On January 1, 2003 (the "Adjustment Date"), the
          ------------------
Annual Base Rent Rate shall be increased by multiplying said rate by a fraction, the numerator of which shall be the Price Index (as hereinafter defined) most recently established prior to the Adjustment Date, and the denominator of which shall be the Base Price Index (as hereinafter defined), compounded monthly over the first five (5) years of the Term of this Lease. As used herein, the term "Price Index" shall mean and refer to the "Consumer Price Index for Urban Wage Earners and Clerical Workers, for the Boston, Massachusetts area, All Items (1982-84=100)" published by the Bureau of Labor Statistics of the United States Department of Labor or successor or substitute index appropriately adjusted, and the term "Base Price Index" shall mean and refer to the Price Index most recently established prior to January 1, 1998. In the event the Price Index (or a successor or substitute index) shall not be published for the City of Boston, or for the months indicated above, the corresponding index for the United States City Average (and if this is not available, a reliable governmental or other nonpartisan publication evaluating similar or equivalent information as used in the Price Index) shall be used. In the event the Price Index ceases to use the 1982-84 average of 100 as the basis of calculation, or if a substantial change is made in the terms or numbers of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the manner of computing the Price Index in effect at the date of this Lease not been changed.

4.2  ADDITIONAL RENT.

     In order that the Fixed Rent shall be absolutely net to Landlord, Tenant covenants and agrees to pay, as Additional Rent, without any offset or reduction whatsoever (except as may be made in accordance with the express provisions of the Lease), Tenant's proportionate fraction of real estate taxes, municipal or state betterment assessments, insurance costs, common area utility charges and Annual Maintenance Charges with respect to the Premises as provided in this
Section 4.2 as follows:

     As used herein, the term "Estimated Annual Additional Rent" shall mean and refer to Landlord's estimate of the total amount of Additional Rent which may be due from Tenant for any particular Lease Year. Landlord shall furnish Tenant with a statement as soon as reasonably practicable after the commencement of each Lease Year setting forth the amount of Landlord's Estimated Annual Additional Rent for such Lease Year. Landlord's good faith estimate of the Estimated Annual Additional Rent for the first fiscal year of the Term is set forth in Section 1.1 as the "Initial Estimated Annual Additional Rent".

     4.2.1 Real Estate Taxes. Subject to Section 4.2.6, Tenant shall pay directly to the Landlord Tenant's Proportionate Fraction of: (i) all ad valorem real estate taxes, betterment assessments (special or otherwise), levies, fees, water and sewer rents and charges, and all other similar government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, imposed or levied upon or assessed against the Building in which the Premises are a part or the Lot and allocable to the Term hereof (collectively "taxes and assessments" or if singular "tax or assessment"). For each tax or assessment period, or installment period thereof, wholly included in the Term, all such payments (prorated if the Term includes any portion of such tax and assessment period, or installment period thereof) shall be made by Tenant not later than the later of (i) thirty (30) days after invoice from Landlord to Tenant accompanied by the relevant substantiation or (ii) five (5) days prior to the last date on which the same may be paid without interest or penalty. At Landlord's option, Tenant shall pay taxes and assessments in accordance with
Section 4.2.5 hereof.

     In the event that Tenant, requests that Landlord apply for any abatement of, or otherwise contest, any tax or assessment, Landlord shall file such abatement or otherwise contest such tax or assessment and shall diligently pursue the same to completion, provided that
(i) Landlord receives notice of such request from Tenant at least 30 days prior to the last day on which such abatement or contest may validly be made under applicable law, and (ii) the reasonable substantiated expenses of such proceedings, including, without limitation, any attorneys' fees incurred as a result thereof, shall be included in the Annual Maintenance Charge of the then current fiscal year.

     Nothing contained in this Lease shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes ("Excluded Taxes"), estate, succession, inheritance or similar transfer taxes, provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Building or the Lot, or all of them, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall constitute real estate taxes payable under the Section 4.2.1; provided, however, that (i) the inclusion of the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Building and Lot were the only property of Landlord, and (ii) only that portion of the Substitute Taxes in excess of the Excluded Taxes shall be payable by Tenant. Landlord shall furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Building or Lot.

     4.2.2     Insurance.

     4.2.2.1   Insurance Taken Out by Tenant.

               Tenant shall take out and maintain throughout the Term the following insurance:

               (a) Comprehensive general liability insurance indemnifying Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss of property, on the Premises or adjoining walks, streets or ways, or connected with the use, condition or occupancy of any thereof unless caused by the negligence of Landlord or its servants or agents, or (ii) any negligence or misconduct of Tenant or its agents, contractors, licensees, or sublessees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes; and shall be written on the "Occurrence Basis" and include Host Liquor liability insurance; and

               (b) Worker's compensation insurance with statutory limits covering all of the Tenant's employees working on the Premises.

     4.2.2.2   Insurance Taken Out by Landlord.

               Landlord shall take out and maintain throughout the Term the following insurance:

               (a) Comprehensive general liability insurance for the Building and Lot of the same nature and type as described in Section 4.2.2.1(a) of this Lease, and with the same policy limits; and

               (b) All risk, fire and casualty insurance on a 100% replacement cost basis, together with rental loss coverage and, if the Building is located in a flood zone, flood coverage to the extent the same is available, insuring the Building and its rental value and

               (c) Insurance against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus, in the so-called "broad form", in such amounts as are customary and commercially reasonable for buildings in the Cambridge, Massachusetts area which are of like kind and quality to the Building and have laboratory uses, and insurance against such other hazards and in such amounts as may from time to time be required by any bank, insurance company or other lending institution holding a first mortgage on the Building and Lot.

     Landlord shall have no obligation to insure Tenant's personal property or chattels, including without limitation, Tenant's trade fixtures.

     4.2.2.3   Tenant Reimbursement of Insurance Taken out by Landlord.

               Tenant shall from time to time reimburse Landlord within thirty days (30) of Landlord's invoice for Tenant's Proportionate Fraction of Landlord's costs incurred in providing the insurance provided pursuant to
Section 4.2.2.2 of this Lease, equitably prorated in the case of blanket policies to reflect the insurance coverage reasonably attributable to the Building and Lot, and provided further that Tenant shall reimburse Landlord for all of Landlord's costs incurred in providing such insurance which is attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant, and any special or extraordinary risks or hazards resulting therefrom, including without limitation, any risks or hazards associated with the generation, storage and disposal of medical waste. Landlord shall collect any extra premium from other tenants of the Building to the extent caused by such other tenant's business operations. At Landlord's option, Tenant shall reimburse Landlord for insurance costs in accordance with Section 4.2.5 hereof.

     4.2.2.4   Certain Requirements Applicable to Insurance Policies.

               Policies for insurance provided for under the provisions of Sections 4.2.2.2(b) and 4.2.2.2(c) shall, in case of loss, be first payable to the holders of any mortgages on the Building and Lot under a standard mortgagee's clause and shall be deposited with the holder of any mortgage or with Landlord, for application under this Lease. All policies for insurance required to be obtained by either party under the provisions of Section 4.2.2 shall be obtained from responsible companies qualified to do business in the state in which the Premises are located and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Each party agrees to furnish the other with certificates of all such insurance which such party is obligated to obtain pursuant to Section 4.2.2 prior to the beginning of the Term hereof and with renewal certificates at least thirty (30) days prior to the expiration of the policy they renew. In addition, each party agrees to furnish the other with any policies of insurance which the other is obligated to obtain hereunder, including any renewal policies, upon request of the other party (provided that Tenant may redact from such policies any Confidential Information, as defined in
Section 10.14 hereof). Each such policy required to be maintained by Tenant shall name Landlord and Landlord's Managing Agent as additional insureds and shall be noncancellable with respect to the interest of Landlord, Landlord's Managing Agent and such mortgagees without at least 30 days' prior written notice thereto.

     4.2.2.5   Waiver of Subrogation.

               All property insurance which is carried by either party with respect to the Premises whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 4.2.2.5 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have duplicates or certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Tenant shall not acquire as insured under any insurance carried on the Premises under the provisions of this Section 4.2.2 any right to participate in the adjustment of loss or to receive insurance proceeds and agrees upon request promptly to endorse and deliver to Landlord any checks or other instruments in payment of loss in which Tenant is named as payee.

     4.2.3     Utilities.

               Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. Upon Tenant's request, Landlord shall install at Tenant's expense separate meters to measure Tenant's consumption of any utility servicing the Premises. Tenant and Landlord agree that check meters shall be installed in the other tenant's premises at Landlord's or such other tenant's expense. A portion of the Premises (Suite 5, Floor

One) is presently metered separately for electricity. If Tenant is not charged directly by the respective utility for any of such utilities or services are being provided to the common areas of the Building and/or Lot, Tenant shall from time to time, within twenty (20) days of receipt of Landlord's invoice therefor accompanied by substantiation reasonably acceptable to Tenant, pay to Landlord Tenant's Proportionate Fraction of the total of such charges for the Building and Lot, provided that if said utilities or services are provided to less than all of the rentable space in the Building, Tenant shall pay its share of said charges based upon the actual consumption shown on any separate meter for such utility or service, and, in the event there is no such separate meter, based upon the area of the Premises relative to the area of the entire space to which utilities are provided, or such greater amount required, in Landlord's reasonable judgment, by Tenant's disproportionate use of utilities, and provided further that, at Landlord's option, all such charges payable by Tenant to Landlord for common area utilities and services shall be payable by Tenant in accordance with Section 4.2.5. Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises; provided, however, that in the event such loss or failure is due to causes other than Tenant's negligence or willful misconduct. Tenant shall be entitled to abatement of rent and Additional Rent from and after the third (3rd) day of such interruption. Without limitation of the foregoing, in the event of a Casualty or Taking, if Landlord's architect reasonably determines that utilities will not be repaired or restored so as to be available at the Utility Switching Points within one year after the occurrence of such Casualty or Taking, then Tenant shall have the right to terminate this Lease by notice given within thirty (30) days after the date of such determination.

     4.2.4     Common Area Maintenance and Expenses.

               Landlord shall maintain the common areas of the Lot and the common areas of interior and exterior of the Building in a clean and orderly condition in accordance with Exhibit E, except to the extent repairs or
                             ---------
maintenance are required due to Tenant's negligence or willful misconduct (in which case Landlord may effect such repairs or maintenance and charge the entire reasonable cost thereof to Tenant as Additional Rent). Notwithstanding the foregoing, it is expressly understood and agreed that Landlord shall have no liability or responsibility for the storage, containment or disposal of any hazardous or medical waste generated, stored or contained by Tenant, Tenant hereby agreeing to store, contain and dispose of any and all such hazardous or medical waste at Tenant's sole cost and expense in accordance with the provisions of Article V hereof. Tenant shall pay to Landlord as Additional Rent the Annual Maintenance Charge computed and payable as follows:

          (1) The Annual Maintenance Charge shall be equal to the sum of the Annual Lot Maintenance Charge and the Annual Building Maintenance and Operation Charge as hereinafter defined and exclude the Exclusions from Common Area Maintenance and Expenses as hereinafter defined.

               (a) The Annual Lot Maintenance Charge shall be equal to the product obtained by multiplying (x) the reasonable costs incurred by Landlord during the fiscal year (as hereinafter defined) for which the Annual Maintenance Charge is being computed (the "Current Fiscal Year") in providing Lot maintenance, including without limitation landscaping, street lighting, security (if required, in Landlord's reasonable judgment), maintenance and snow plowing, maintenance of Lot, common signage, maintenance of common utilities, and management fees not exceeding a competitive market rate management fee with reference to similar buildings in Cambridge, by (y) Tenant's Proportionate Fraction.

               (b) The Annual Building Maintenance and Operation Charge shall be equal to Tenant's Proportionate Fraction of the reasonable costs incurred by Landlord during the Current Fiscal Year in providing Building maintenance, including without limitation repair, maintenance and cleaning of common facilities in the Building, and maintenance and repairing of all common heating, plumbing, electrical, air conditioning and mechanical fixtures and equipment serving the Building generally or the Premises, elevators, trash dumpster rental, trash removal, recycling, performance of such other tasks as Tenant shall request and Landlord shall agree to perform, management fees (exclusive of leasing and sale commissions, fees paid in connection with tenant improvement costs, and such other fees or commissions paid in connection with the leasing, re-leasing, extension or renewal of leases for the Building or the Lot) as previously set forth in (a) above not exceeding a competitive market rate management fee with reference to similar buildings in Cambridge and amortization of equipment to the extent used for Building maintenance.

               (c) In no event shall any of the following be included in Annual Maintenance Lot Charge or Annual Building Maintenance and Operation
          Charge:

                    (i) the cost of alterations, capital improvements and other items which under generally accepted accounting principles are properly classified as capital expenditures;

                    (ii) any tenant work performed for, or alteration of space leased to, Tenant or other tenants or occupants of the Building, whether such work or alteration is performed for the initial occupancy of such tenant or occupant or thereafter;

                    (iii) any cash or other consideration paid by Landlord on account of, with respect to or in lieu of the tenant work or alterations described in clause (ii) above;

                    (iv)   ground rent;

                    (v)    depreciation or amortization;

                    (vi) repairs necessitated by the negligence of Landlord or other tenants or occupants;

                    (vii) costs of the negotiation of and enforcement of leases;

                    (viii) interest on indebtedness or any costs of financing
               or refinancing the Building or any capital expenditures excluded hereby;

                    (ix) compensation paid to officers and executives of Landlord above the grade of building manager;

                    (x) leasing commissions, advertising and promotional expenses;

                    (xi) legal fees, or other professional or consulting fees in connection with any items to be excluded hereby;

                    (xii) the cost of repairs incurred by reason of fire or other casualty or condemnation to the extent that either (a) Landlord is compensated therefore through proceeds of insurance or condemnation; (b) Landlord failed to obtain insurance against such fire or casualty, if such insurance was generally carried by the owners of similar buildings in Cambridge; or (c) Landlord is not fully compensated therefore due to the coinsurance provisions of its insurance policies on account of Landlord's failure to obtain a sufficient amount of coverage against such risk;

                    (xiii) the cost of the future renovations or additions to the Building, except to the extent the same is offset by cost saving measures to the tenants in the Building;

                    (xiv) overtime HVAC costs whether or not charged separately to other Building tenants;

                    (xv) the cost of performing additional services or installations to or for tenants to the extent that such service exceeds that provided by Landlord to Tenant without charge hereunder;

                    (xvi) any amounts payable by Landlord by way of indemnity or for damages or which constitute a fine, interest or penalty;

                    (xvii) any improvement installed or work performed or any other cost or expense incurred by Landlord in order to comply with the requirements for obtaining of, or renewal of, a certificate of occupancy for the Building or for any other tenant space therein;

                    (xviii)  any cost representing an amount paid for services or materials to a related person, firm or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates therefor to an unrelated person, firm or corporation; and

                    (xix) expenses, costs and disbursements relating to or arising in any way, directly or indirectly, from the handling, removal, treatment, disposal or replacement of asbestos, asbestos containing materials or other hazardous materials in the Building and/or the Lot.

     Tenant shall make payments on account of the Annual Maintenance Charge monthly in advance on the first day of each calendar month during the Term. At the beginning of every fiscal year, Landlord shall deliver to Tenant its reasonable estimate of the Annual Maintenance Charge (the "Estimated Annual Maintenance Charge") for the said fiscal year which estimate may include a reasonable contingency of up to 5%, and Tenant shall make payments on account of the Annual Maintenance Charge monthly in advance on the first day of each calendar month during the Term in the amount of one-twelfth of the Estimated Annual Maintenance Charge. Landlord reserves the right to reasonably re-estimate and modify the Estimated Annual Maintenance Charge by notice to Tenant once annually on or about July 1 of each Lease Year (the "Additional Rent Adjustment Date"), and Tenant's payments shall thereupon be adjusted accordingly. Not later than sixty (60) days after the end of each fiscal year during the Term and after Lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to generally accepted accounting principles consistently applied certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, the actual Annual Maintenance Charges for the said fiscal year or fraction thereof, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord, or credited to Tenant, as the case may be, on the next rent payment date. Landlord shall furnish Tenant with copies of all reasonable documentation and records for the Annual Maintenance Charges for any fiscal year upon Tenant's request for the same; provided, however, that Landlord shall not be required to furnish such copies for any fiscal year if Tenant has not requested such copies within two (2) years after the expiration of such fiscal year.

     For purposes of this Lease, the first "fiscal year" shall be the annual period commencing on the Commencement Date and ending on December 31 of the year in which the Commencement Date occurs subsequently, the term "fiscal year" shall mean each consecutive annual period thereafter, commencing on the day following the end of the preceding fiscal year. Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2.4 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's Statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All of Landlord's Statements shall be prepared on an accrual basis of accounting.

     Notwithstanding any other provision of this Section 4.2.4, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2.4 shall be made on the basis of Landlord's best reasonable estimate of the items otherwise includable in Landlord's Statement and shall be made on or before the later of (a) ten (10) days after Landlord delivers such estimate to Tenant or (b) the last day of the Term. Landlord shall thereafter prepare a Landlord's Statement showing the actual Annual Maintenance Charge for such fiscal year, as hereinabove provided, and an appropriate payment or refund shall thereafter promptly be made upon submission of such Landlord's Statement to Tenant.

     4.2.5     Payments on Account of Taxes, Insurance and Utilities.

          If required by Landlord after not less than thirty (30) days, advance notice, Tenant shall make payments on account of the Annual Tax, Insurance and Utility Charge (as hereinafter defined) monthly in advance on the first day of each calendar month during the Term. At the beginning of every fiscal year, Landlord shall deliver to Tenant its reasonable estimate of the Annual Tax, Insurance and Utility Charge ("the Estimated Annual Tax, Insurance and Utility Charge") for said fiscal year, and Tenant shall make payments on account of the Annual Tax, Insurance and Utility Charge monthly in advance on the first day of each calendar month during the Term in the amount of one-twelfth of the Estimated Annual Tax, Insurance and Utility Charge. Landlord reserves the right to reasonably re-estimate and modify the Estimated Annual Tax, Insurance and Utility Charge by notice to Tenant once annually on the Additional Rent Adjustment Date (as defined in Section 4.2.4 hereof), and Tenant's payments shall thereupon be adjusted accordingly.

          Not later than sixty (60) days after the end of each fiscal year during the Term and after Lease termination, Landlord shall render a statement in reasonable detail and according to generally accepted accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, the actual Annual Tax, Insurance and Utility Charge for the said fiscal year or fraction thereof, and thereupon any balance owed by Tenant or excess paid by Tenant under this Section shall be paid to Landlord, or credited to Tenant, as the case may be, on the next rent payment date. As used herein, the term "Annual Tax, Insurance and Utility Charge" shall mean and refer to the amount of funds paid by Tenant pursuant to Section 4.2.1, 4.2.2 and 4.2.3 for the fiscal year in question for costs actually incurred by Landlord (without any mark-up for Landlord's overhead or profit). All payments under this Section shall to the extent thereof relieve Tenant of its obligations under said Sections 4.2.1, 4.2.2 and 4.2.3 hereof.

          Landlord shall have the right from time to time to change the periods of accounting under this Section 4.2.5 to any annual period other than a fiscal year, and upon any such change all items referred to in this Section shall be appropriately apportioned. In all Landlord's annual statements rendered under this Section, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of such a statement shall be included therein on the basis of Landlord's reasonable estimate, and with respect thereto Landlord shall render promptly after determination a supplemental statement, and an appropriate adjustment shall be made according thereto. All of landlord's statements under this Section shall be prepared on an accrual basis of accounting.

          Notwithstanding any other provision of this Section 4.2.5, if the Term expires or is terminated as of a date other than the last day of a fiscal year, then for such fraction of a fiscal year at the end of the Term, Tenant's last payment to Landlord under this Section 4.2.5 shall be made on the basis of Landlord's best reasonable estimate of the items otherwise includable in the annual statement rendered by Landlord under this Section and shall be made on or before the later of (a) 10 days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made upon submission of Landlord's statement.

  4.2.6     Equitable Adjustment of Additional Rent.

          Notwithstanding any other provision of this Lease to the contrary, if the amount charged to Tenant as Additional Rent under Section 4.2 for any Operating Expense (as hereinafter defined) is based upon the proportion which the Premises Floor Area bears to the Building Floor Area, and such amount is more or less than the amount reasonably allocable to Tenant based upon the value (with respect to ad valorem real estate taxes) or use of the Premises, then such amount may be equitably adjusted by Landlord to reflect such disproportionality. As used herein, the term "Operating Expense" shall mean and refer to ad valorem real estate taxes and betterment assessments, utilities, insurance, the Annual Lot Maintenance Charge and the Annual Building Maintenance and Operation Charge.

4.3  LATE PAYMENT OF RENT.

     If any installment of rent is paid after the date the same was due, it shall bear interest from the due date at the prime commercial rate of BankBoston, as it may be adjusted from time to time, plus 4% per annum, but in no event more than the highest rate of interest allowed by applicable law. Any amounts due under this Section 4.3 shall be Additional Rent.

                                   ARTICLE V

                         TENANT'S ADDITIONAL COVENANTS

5.1  AFFIRMATIVE COVENANTS.

     Tenant covenants at its expense at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

  5.1.1     Perform Obligations.

          To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

  5.1.2     Occupancy and Use.

          Tenant hereby covenants and agrees not to use and occupy the Premises other than for the Permitted Uses, and to procure all licenses and permits necessary for the Permitted Uses at Tenant's sole expense. Landlord covenants and agrees that the Building has a certificate of occupancy which entitles Tenant to legally occupy the Premises, subject to the foregoing.

          Without limitation, Tenant shall strictly comply with all federal, state, and municipal laws, ordinances, and regulations governing the use of Tenant's laboratory, scientific experimentation and the generation, storage, containment and disposal of medical waste. Tenant shall be solely responsible 'for procuring and complying at all times with any and all permits, approvals and licenses required under any Federal, state and municipal laws, ordinances and regulations relating or incident to: the conduct of its office and research activities in the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any Hazardous Materials (as hereinafter defined) including without limitation all chemical or radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord, Tenant shall furnish Landlord with copies of all such permits which Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits, approvals and licenses which Tenant possesses or has obtained with respect to the Premises. Tenant shall be entitled to redact any Confidential Information from the copies of such permits and accompanying certificates of Tenant. Tenant shall promptly give notice to Landlord of any violations and notices of noncompliance relative to its use and operation of the Premises from any federal, state, or municipal agency or by any court of law and shall promptly cure the conditions causing any such violations or noncompliance. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to promptly notify Landlord or cure any condition causing any such violation, nor its compliance obligations generally under this Section 5.1.2 in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that: (i) any such contest is made reasonably and in good faith, (ii) Tenant makes reasonable provisions, including, without limitation, posting bond(s) or giving other security, reasonably acceptable to Landlord to protect Landlord, the Building and the Lot from any liability, costs, damages or expenses arising in connection with such violation and failure to cure, (iii) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, (iv) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected beyond right of further appeal, and (v) Tenant shall certify to Landlord's satisfaction that Tenant's decision to delay such cure shall not result in any actual or threatened bodily injury or property damage to Landlord, any tenant or occupant of the Building or the Lot, or any other person or entity. Landlord agrees that any Confidential Information gained or obtained by Landlord pursuant to this Section 5.1.2 shall be kept confidential in accordance with Section 10.15 hereof.

     5.1.3     Repair and Maintenance.

          Except as otherwise provided in Article VI, to keep the interior of the Premises including, without limitation, all fixtures and equipment now or hereafter on the Premises, or exclusively serving the Premises, but excluding the exterior (exclusive of glass) and structural elements of the Building and the grounds and parking lot, which Landlord shall maintain and repair unless such repairs are required because of Tenant's willful misconduct or negligence, in good order, condition and repair and at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, reasonable use and wear only excepted; to keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises; and to make all repairs and maintenance and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies providing for the regular maintenance of the heating and air-conditioning systems serving solely the Premises and which were installed by Tenant and copies of such contracts shall be furnished to Landlord; provided, however, that it is agreed that Tenant shall be responsible only for the repair and maintenance of the heating and air-conditioning systems and the components thereof located within or exclusively serving the Premises and which were installed by Tenant. It is further agreed that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike, and efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantlike repair.

  5.1.4     Compliance with Law.

          To make all repairs, alterations, additions or replacements to the Premises required as a result of Tenant's use of the Premises by any law or ordinance or any order or regulation of any public authority other than major capital repairs, alterations, additions or replacements to the foundations and structural elements of the Building which are not required because of Tenant's failure to comply with the Provisions of Article 5.1.3 hereof; to keep the Premises equipped with all safety appliances so required; to pay all municipal, county, or state taxes assessed against Tenant's the leasehold interest hereunder, or against personal property of any kind owned by Tenant on or about the Premises; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises.

          The Tenant shall not use, generate, manufacture, produce, handle, store, release, discharge or dispose of in, on, under or about the Premises or transport to or from the Premises, or allow its employees, agents, contractors, invitees or any other person or entity to do so, any Hazardous Materials except to the extent that the following conditions regarding the use, generation, manufacture, production, handling, storing, releasing, discharging, disposal or transport (individually or collectively, the "Use") of Hazardous Materials shall be satisfied: (i) the Use shall be directly related to the operation of Tenant's business as permitted herein, (ii) Tenant shall provide Landlord with a copy of any and all notices or lists of the types and quantities of such proposed hazardous materials used in, on or at the Premises which Tenant is required to furnish to any Federal, state or municipal governmental agencies or authorities or any fire insurance underwriters (collectively "Governmental Authorities") for purposes of compliance with any Environmental Law (as hereinafter defined), and shall update such list as necessary for continuing accuracy and legal compliance, and such other information reasonably satisfactory to Landlord as Landlord may reasonably require concerning such Use, (iii) such Use shall be in strict compliance (at Tenant's expense) with all applicable laws, regulations, licenses and permits including without limitation all Environmental Laws, and
(iv) such use shall not invalidate or limit the coverage or increase the premiums of any insurance policy affecting or covering the Building or the Lot. Landlord hereby covenants and agrees that the information contained in any list, or update thereof, referred to in the foregoing clause (ii) shall be kept confidential in accordance with Section 10.15 hereof. Notwithstanding the foregoing, Tenant hereby agrees to consult and coordinate with Landlord prior to transporting any Hazardous Materials to or from the Premises whenever (i) such transportation is not of the kind regularly made during the ordinary course of business by a person or entity operating a laboratory or light manufacturing facility for the Permitted Uses or (ii) Tenant has reason to believe that such transportation may result in a public demonstration, protest or other similar disturbance at the Building or the Lot. If the transportation, generation, manufacture, production, handling, release, storage, use or disposal of any hazardous materials anywhere on the Premises in connection with the Tenant's use of the Premises results in (1) contamination of the soil, surface or ground water or any other environmental media or (2) loss or damage to person(s) or property, then Tenant agrees to respond in accordance with the following paragraph:

          Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, threat of contamination, release of Hazardous Materials, threat of release of Hazardous Materials, loss or damage, (ii) after consultation and approval by Landlord, to clean up the contamination in full compliance with all applicable statutes, regulations and standards, including without limitation all Environmental Laws, and (iii) to indemnify, defend (with counsel acceptable to Landlord) and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorneys, and consultants' fees, arising from or connected with any such contamination, claim-of contamination, threat of contamination, release of Hazardous Materials, threat of release of Hazardous Materials, loss or damage. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing.

          Tenant shall promptly notify Landlord upon Tenant's receipt of any inquiry, notice, or threat to give notice by any government authority or any other third party with respect to any Hazardous Materials. Notwithstanding the foregoing, Tenant shall not be liable to Landlord hereunder for any contamination, claim of contamination, loss or damage arising in connection with Hazardous Materials to the extent the same is the result of (A) Hazardous Materials existing in the Building and the Lot prior to Tenant's use or occupancy of the Premises, (B) migration of Hazardous Materials from any other site onto the Lot which migration is not caused by Tenant, (C) the generation, manufacture, production, handling, release, storage, use or disposal of any Hazardous Materials at the Building or the Lot by Landlord, any other tenant or occupant, or any so-called "mid-night dumpers" (provided, however, that Tenant shall be liable for events described in this section (C) where Tenant's agents, employees, contractors, invitees, assignees or sublessees shall have caused or contributed to the same), or (D) the Use (as defined above in this Section) by any party other than Tenant of Hazardous Materials at the Building or the Lot after the date upon which Tenant has completely vacated the same, including removal of all of its property (to the extent permitted herein) and Hazardous Materials. Tenant's indemnification obligations under this Section shall survive the expiration or earlier termination of this lease.

     The term "Hazardous Materials" as used herein shall mean and include any and all material(s) or substance(s) defined or treated in any federal, state, or local law, statute, regulation, ordinance, order, by-law, code, requirement, or directive, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq., as
                                                                   -- ---
amended ("CERCLA")(and its implementing regulations), the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., as amended PIRCRAII)
                                                  -- ---
(and its implementing regulations), the Massachusetts Oil and Hazardous
Material

Release Prevention and Response Act, M.G.L. c. 21E (and its implementing regulations), and the Massachusetts Hazardous Waste Management Act, M.G.L. c. 21C (and its implementing regulations), as posing potential risk to persons, property, public health, safety, or welfare or the environment or dangerous, toxic or hazardous, including without limitation any and all pollutants, contaminants, chemicals, wastes, lead paint, urea formaldehyde, polychlorinated biphenyls, asbestos, radioactive materials, explosives, carcinogens, bacteriological or pathological substances or organisms, oil, petroleum, petroleum products and any and all other wastes, materials, and substances which could lead to any liability, costs, damages, and/or penalties under any Environmental Laws.

     "Environmental Law(s)" as used herein shall mean any environmental, health and safety-related law, statute, regulation, rule, ordinance, by-law, license, permit, action, policy or authorization relating in any manner to Hazardous Materials or the existence, use, discharge, release, containment, transportation, or disposal thereof, at the federal, state, or local level, and any judicial or administrative or regulatory decree, judgment or order, whether existing as of the date hereof, previously enforced, or subsequently enacted.

          Nothing herein contained shall be construed to limit or impair Tenant's obligation to comply with any law, code, rule or regulation which requires Tenant to notify any Governmental Authority or any other person concerning the Use (as defined above in this Section) of Hazardous Materials by Tenant at the Premises.

          Tenant agrees that, with respect to the Premises, it shall be responsible for compliance with the Americans with Disabilities Act (42 U.S.C.
(S) 12101 et seq.) and the regulations and Accessibility Guidelines for
          -- ---
Buildings and Facilities issued pursuant thereto (collectively, the "ADA Requirements"). Landlord agrees that otherwise Landlord is responsible for compliance under the ADA Requirements.

          Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than its pro rata share on a square foot basis of the design flow gallonage per day of sanitary (non-industrial) sewage allowed under the sewage discharge permit(s) for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

  5.1.5     Tenant's Work.

          To procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises; to do all such work in compliance with the applicable provisions of Sections 3.3 and 5.2.3 hereof; to do all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, environmental, building, fire, health and other codes, regulations, ordinances and laws and the ADA Requirements; to keep the Premises at all times free of liens for labor and materials; to employ for such work one or more responsible contractors whose labor will work without interference with other labor working on the Premises; to require such contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive public liability insurance covering any general contractors on or about the Premises in amounts required under Section 3.5 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work; and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Notwithstanding any other provision of this Section 5.1.5 or any other provision of this Lease to the contrary, Landlord shall not, subject to applicable law, prohibit Tenant from using non-union labor to perform any work at the Premises. Without limitation of the foregoing, Landlord shall not require Tenant's employees to unionize.

  5.1.6     Indemnity.

          To defend, with counsel reasonably approved by Landlord, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises or the Building and Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways connected with the use or occupancy thereof by Tenant or its agents, contractors, licensees, employees, or sublessees, unless and to the extent caused by the negligence or willful misconduct of Landlord or its servants or agents, or (ii) any negligence, or willful misconduct of Tenant or its agents, contractors, licensees, employees, or sublessees.

  5.1.7     Landlord's Right to Enter.

          Subject to the provisions of Section 2.1 to permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable advance notice (except in case of emergency in which event no prior notice shall be required but notice shall be given as soon as reasonably practicable) to examine the Premises, make such repairs and replacements as Landlord may elect, without however, any obligation to do so except as may be otherwise expressly set forth in this Lease, and show the Premises to prospective purchasers and lenders, and, during the last twelve months of the Term, to show the Premises to prospective tenants. Landlord's right to enter the Premises in accordance with the foregoing shall be subject to Landlord's obligations pursuant to Section
10.14 hereof and Landlords obligation not to unreasonably disrupt Tenant's conduct of its business. Notwithstanding the foregoing, Landlord agrees that in the event that Landlord shows the Premises to any prospective purchaser or tenant, Landlord shall: (i) provide at least three (3) days' notice to Tenant identifying the prospective purchaser or tenant, and (ii) only show the Premises to such purchaser or tenant if Landlord believes in good faith that such person or entity is a bona fide prospective purchaser or tenant. In all cases Landlord shall conduct such showings in compliance with such reasonable requests and instructions as Tenant may make for purposes of protecting Tenant's Confidential Information.

  5.1.8     Personal Property at Tenant's Risk.

          All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description owned or leased by Tenant or by any person claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall, as between the parties, be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent such injury, loss, damage or liability is the result of the negligence or willful misconduct of Landlord, its contractors, agents or employees, or (ii) such indemnification, agreement to hold harmless or exoneration is prohibited by law.

  5.1.9     Payment of Landlord's Cost of Enforcement.

          To pay on demand Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 7.4.

  5.1.10    Yield Up.

          Subject to Section 3.3 hereof, at the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises; to remove all of its trade fixtures and personal property in the Premises; to remove such installations and improvements made by Tenant as Landlord may require as a condition to Landlord's approval of alterations in accordance with
Section 3.5 and all Tenant's signs wherever located; to repair all damage caused by such removal; and to otherwise yield up the Premises, broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. Subject to Section 3.4 hereof, any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire reasonable cost and expense incurred by Landlord in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to Tenant's performance of its obligations under this Section 5.1.10. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.

  5.1.11    Estoppel Certificate.

          Upon not less than ten (10) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Tenant's knowledge, Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other matters reasonably required by Landlord or any prospective purchaser or mortgagee of the Premises. Any such statement delivered pursuant to this Section
5.1.11 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgage.

  5.1.12    Landlord's Expenses Re Consents.

          To reimburse Landlord promptly on demand for all reasonable legal expenses incurred by Landlord in connection with all requests by Tenant for consent or approval under this Lease.

  5.1.13    Rules and Regulations.

          To comply with the Rules and Regulations set forth in Exhibit C, as
                                                                ---------
the same may be amended from time to time by Landlord to provide for the beneficial operation of the Building and/or Lot, provided that such amendments do not materially interfere with Tenant's right of use and enjoyment of the Premises pursuant to this Lease, it being understood that, subject to the provisions of Section 10.2 hereof, Landlord shall not be liable to Tenant for the failure of other tenants of the Building or the Lot to conform to such Rules and Regulations but Landlord shall enforce such rules and regulations in a non-discriminating manner.

  5.1.14    Loading.

          Not to place Tenant's Property, as defined in Section 5.1.8, upon the Premises so as to exceed the floor load limits set forth in Exhibit D attached
                                                            ---------
hereto and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance reasonably approve; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed or maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to reduce such vibration or noise to a level reasonably acceptable to Landlord.

  5.1.15    Holdover.

          To pay to Landlord (i) the greater of twice (a) the then fair market rent as reasonably determined by Landlord or (b) the total of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and (ii) all damages sustained by Landlord on account thereof; provided, however, that any payments made by Tenant under the foregoing clause
(i) in excess of the then fair market rent for the Premises as so reasonably determined by Landlord shall be applied against any damages under the foregoing clause (ii). The provisions of this subsection shall not operate as a waiver by Landlord of the right of re-entry provided in this Lease.

5.2  NEGATIVE COVENANTS.

     Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

     5.2.1     Assignment and Subletting; Mortgaging.

          Not without the prior written consent of Landlord to assign this Lease, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law, except as hereinafter provided; as Additional Rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting (subject to the provisions of Section 5.1.12 hereof); no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. No sublessee, assignee or mortgagee succeeding to Tenant's interest under the Lease shall be permitted to use the Premises other than for the Permitted Uses. Landlord's consent shall be required as to the reasonable creditworthiness of any proposed assignee in view of market conditions then prevailing for leases having terms and conditions comparable to this Lease. Landlord's consent to any assignment or subletting by Tenant shall not be unreasonably withheld, provided that Tenant is not then in default beyond applicable notice and grace periods under this Lease and that such assignee or subtenant pays therefor the greater of the Fixed Rent, Additional Rent, and all other payments then payable hereunder, or the then fair market rent for the Premises. If Tenant requests Landlord's consent to assign this Lease, or to sublet any portion of the Premises such that Tenant shall not occupy at least fifty percent (50%) of the rentable square footage of the Premises after the date of commencement of such sublease, Landlord shall have the option, exercisable by written notice to Tenant given within 10 days after receipt of such request, to terminate this Lease as of the date of commencement the proposed sublease or assignment; provided, however, that Tenant shall have the right to rescind any such request in the event Landlord elects to so terminate this Lease by notice given to Landlord within five (5) days after the date of such termination notice from Landlord, in which event such termination notice shall be of no further force or effect;

          Notwithstanding the foregoing provisions of this Section 5.2.1, Tenant may assign this Lease or sublet any portion of the Premises without Landlord's consent to (i) any successor of Tenant resulting from a merger or consolidation of Tenant and (ii) any Affiliate of Tenant (as hereinafter defined) whose net worth is equal to or greater than the net worth of Tenant as of the date hereof, provided that Tenant provides Landlord at least forty-five (45) days prior notice of such assignment or subletting pursuant to the foregoing clause (ii). As used herein, the term "Affiliate of Tenant" shall mean and refer to any entity controlled by, controlling or under common control with Tenant.

          In the event that any assignee or subtenant of Tenant pays to Tenant any amount in excess of the Fixed Rent, Additional Rent, and all other payments then payable hereunder (excluding any payments on account of goods or services being provided, furnished or conveyed by Tenant not otherwise provided by Landlord), or pro rata portion thereof on a square footage basis for any portion of the Premises (such excess being hereinafter referred to as "Sublease

Profits"), Tenant shall promptly pay fifty percent (50%) of said Sublease Profits to Landlord as and when received by Tenant after deduction of Tenant's Sublease Costs (as hereinafter defined) The term "Sublease Costs" shall mean and refer to Tenant's reasonable legal, brokerage and construction costs and expenses, and any other reasonable and customary costs associated with the assignment or sublease transaction, incurred in good faith in view of the size and expected term of any applicable sublease or assignment. Sublease Costs shall be amortized over the term of the applicable sublease or assignment.

          Notwithstanding anything to the contrary provided in this Section 5.2.1, Tenant may mortgage, pledge, hypothecate, collaterally assign or otherwise offer its interest under this Lease as security for a loan for the construction of its Leasehold Improvements ("mortgage the leasehold interest of Tenant"), which loan secured by a mortgage of leasehold interest of Tenant shall only include the financing of Leasehold Improvements which become real estate
----
fixtures to the Building and the Premises and shall not include Tenant's trade fixtures, equipment or other movable items, in which event:

               (a) Landlord shall furnish Tenant and the secured party under its mortgage of the leasehold interest of Tenant a formal consent, estoppel and agreement with respect to this Lease, in form and substance reasonably satisfactory to Landlord, wherein Landlord shall agree as more particularly set forth in such agreement, among other things, that (i) notices of default must be given simultaneously to the secured party with their being given to Tenant in order for such a notice to be properly given, and (ii) the secured party shall have the right to cure any default by Tenant which, except for monetary defaults, shall include an additional cure period of ten (10) days for the secured party extending beyond Tenant's cure period.

               (b) Any assignment or subletting by the secured party or anyone deriving their interest in this Lease under such secured party ("Successor Tenant") shall be subject to Landlord's reasonable approval under the same circumstances as if Tenant continued to hold the Tenant's interest under this Lease.

               (c) The secured party shall be required to give simultaneous notice to Landlord of Tenant's default under the mortgage of Tenant's leasehold interest.

               (d) The secured party shall be required to pay all then unpaid and due and payable Fixed Rent and Additional Rent due Landlord under the Lease upon entering the Premises in order to exercise its remedies for default by Tenant.

               (e) Prior to the foreclosure by secured party of the mortgage of leasehold interest of Tenant, the secured party shall offer Landlord, and Landlord shall have the option, but shall not be obligated, to pay to the secured party the then outstanding balance due the secured party under the loan secured by the mortgage of leasehold interest of Tenant referred to above. If Landlord accepts the secured party's offer within ten (10) days, and pays the secured party the outstanding balance as aforesaid within such ten (10) day period, secured party shall have no right to possession of the Premises and the mortgage of the leasehold interest of Tenant shall be discharged, and such payment by Landlord to the secured party shall be deemed an Event of Default under the Lease whereby Tenant shall be required to relinquish the Premises to Landlord.

               (f) Upon foreclosure of Tenant's leasehold interest Successor Tenant may exercise whatever rights Tenant has under this Lease to sublet or assign Tenant's interest under this Lease as Tenant, subject to the provisions of this Section 5.2.1, provided that one hundred percent (100%) of any amounts paid to Successor Tenant by a subtenant in excess of the Fixed Rent, Additional Rent, and all other payments then payable hereunder (excluding any payments on account of goods or services being provided, furnished or conveyed by Successor Tenant not otherwise provided by Landlord), or pro rata portion thereof on a square footage basis for any portion of the Premises (such excess being hereinafter referred to as "Successor Tenant Sublease Profits"), shall be promptly paid to Landlord as and when received by Successor Tenant after deduction of Successor Tenant's Sublease Costs (as hereinafter defined). The term "Successor Tenant's Sublease Costs" shall mean and refer to the reasonable legal, brokerage and construction costs and expenses associated with the sublease transaction, the outstanding balance due the secured party under the loan secured by the mortgage of the leasehold interest of Tenant and any other reasonable and customary costs associated with the foreclosure of the aforesaid mortgage, incurred in good faith in view of the size and expected term of any applicable sublease. Sublease Costs shall be amortized over the term of the applicable sublease or assignment. Any amounts paid by Successor Tenant to the secured party for assignment of the Lease shall first be applied against the outstanding balance due the secured party under the loan secured by the mortgage of the leasehold interest of Tenant and otherwise such amount shall be exclusively payable to Landlord. Nothing set forth herein shall affect or impair the liability of Tenant, any secured party foreclosing the mortgage of leasehold interest of Tenant, or any Successor Tenant to pay to Landlord all Fixed Rent, Additional Rent and other sums due Landlord pursuant to this Lease.

                    Notwithstanding the foregoing, subsequent to the foreclosure, and upon subletting the Premises as provided herein, Landlord shall be entitled to require that at least one (1) sublease shall demise at least fifty percent (50%) of the floor area of the Premises.

  5.2.2     Nuisance.

          Not to injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any noise, vibration or odor which is contrary to any law or ordinance; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

                                   ARTICLE VI

                               CASUALTY OR TAKING

6.1  TERMINATION.

     In case during the period which is twelve (12) or fewer months prior to the expiration of the Term all or any substantial part of the Premises or of the Building or of the Lot or any one or more of them shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, (hereinafter referred to as the "Casualty or Taking"), then this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within thirty (30) days after the Casualty or Taking.

6.2  RESTORATION.

     Unless this Lease is terminated under Section 6.1, this Lease shall continue in force notwithstanding any Casualty or Taking and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, but not in excess of an equitable proportion of the net proceeds of insurance recovered by Landlord under the rental insurance coverage carried pursuant to Section 4.2.2.2, shall be abated from the date of the Casualty or Taking until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use subject to zoning and building laws or ordinances then in existence, which Landlord covenants to do with reasonable diligence at Landlord's expense, provided that Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such Casualty or Taking. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services.

     In the case of any Casualty or Taking occurring prior to the last twelve
(12) months prior to expiration of the Term, in the event that all or a substantial part of the Premises or the Building shall be taken or destroyed as aforesaid either party's architect reasonably determines that the Premises will not be reasonably repaired or restored (to the extent permitted by the net proceeds of insurance recovered or damages awarded from such Casualty or Taking) within one year after the occurrence of such Casualty or Taking then either party shall have the right to terminate this Lease by notice given within thirty
(30) days after the date of such determination.

     In the case of a taking, there shall be an equitable permanent adjustment of Fixed Rent and Additional Rent.

6.3  AWARD.

     Irrespective of the form in which recovery may be had by law, all rights to damages or compensation shall belong to Landlord in all cases except as set forth below in this Section 6.3. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. It is agreed and understood, however, that Landlord does not reserve to itself, and Tenant does not assign to Landlord, any damages payable for (i) Leasehold Improvements (paid for by Tenant), movable trade fixtures installed by Tenant or anybody claiming under Tenant, at its own cost and expense or (ii) relocation expenses or damages for loss of business (in excess of any such damages attributable to the value of this lease) recoverable by Tenant from such authority.

                                  ARTICLE VII

                                   DEFAULTS

7.1  EVENTS OF DEFAULT.

     (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for five (5) days after notice from Landlord to Tenant specifying the default (provided, however, that Landlord shall not be required to provide such notice more than two (2) times in any period of twelve (12) consecutive calendar months) or if within twenty (20) days after default notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment for the benefit of creditors shall be made by Tenant, or by any guarantor of Tenant, or (c) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant, or (d) if a mechanic's lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged or bonded over within thirty (30) days after notice to Tenant of the existence thereof, or (e) if a petition is filed by Tenant or any guarantor of Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within thirty (30) days thereafter, or (g) if Tenant fails to maintain the insurance required under Section 4.2.2.1 hereof, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice, at Landlord's election, do any one or more of the following:
(1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner and without illegal force, enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights of redemption and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant, at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

7.2  REMEDIES.

     In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, the excess, if any, of the total rent reserved for the residue of the Term over the fair market rental value of the Premises for said residue of the Term. In calculating the rent reserved there shall be included, in addition to the Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during said residue. Tenant further covenants (as additional and cumulative obligations) after any such termination to pay punctually to Landlord all the sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, which Landlord shall exercise reasonable efforts so to do, after deducting all of the Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure notwithstanding reasonable efforts having been exercised to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may by notice to Tenant, at any time after this Lease is terminated under any of the provisions contained in Section 7.1 or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the twenty-four (24) months ended next prior to such termination, plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

7.3  REMEDIES CUMULATIVE.

     Any and all rights and remedies which either Landlord or Tenant may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

7.4  LANDLORD'S RIGHT TO CURE DEFAULTS.

     Landlord may, but shall not be obligated to, cure, at any time, following the expiration of notice and cure period specified in Section 7.1, ten (10) days' prior notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 4.3 from the date of payment by Landlord to the date of payment by Tenant.

7.5  EFFECT OF WAIVERS OF DEFAULT.

     Any consent or permission by Landlord or Tenant to any act or omission by the other party which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord or Tenant of the breach of any covenant or condition herein by the other party, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

     The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease by the other party shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord, or the payment by Tenant, as the case may be, of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord or Tenant, as the case may be. No consent or waiver, express or implied, by Landlord or Tenant, as the case may be, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

7.6  NO ACCORD AND SATISFACTION.

     No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

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

                                 ARTICLE VIII

                                   MORTGAGES

8.1  RIGHTS OF MORTGAGE HOLDERS.

     The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Building for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Building for the purpose of foreclosure, such holder shall have all the rights and obligation of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.5, no such holder of a mortgage shall be liable either as mortgagee or as assignee to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Building for the purpose of foreclosure, Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord subject to and with the benefit of the provisions of Section 10.5, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises. Except as provided in Section 4.1(d), no Fixed Rent, Additional Rent or any other charge shall be paid more than one (1) month in advance of the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

     The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (including, without limitation, the covenants and agreements contained in this Section 8.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes the obligations herein set forth with respect to such holder; such holder is hereby constituted a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 8.1.

8.2  PRIORITY OF LEASE; SUBORDINATION.

     This Lease shall be subject to and subordinate to any future mortgage or other voluntary lien or other encumbrance on the Building or Lot of which the Premises are a part; provided, however, that Landlord obtains from the holder of record of any existing or future mortgage an agreement with Tenant by the terms of which such holder will agree (a) to recognize the rights of Tenant under this Lease, (b) to perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title as hereinafter described, expressly excluding, however, Landlord's obligations under Article III (if any) of this Lease, and (c) to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise, provided that Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 8.2. Any such mortgage to which this Lease shall subordinate may contain such terms, provisions and conditions as the holder deems usual or customary, provided that such terms and conditions do not adversely impact Tenant's rights and privileges under this Lease.

8.3  LEASE AMENDMENTS.

     Provided that Landlord pays all of Tenant's reasonable legal and other costs associated herewith, Tenant agrees to make such changes in this Lease as may be reasonably required by the holder of any mortgage of which the Premises are a part, or any institution which may purchase all or a substantial part of Landlord's interest in the Premises, provided that such changes may not increase the Fixed Rent or other payments due hereunder or otherwise materially affect the obligations of Tenant hereunder, and provided further that such changes do not, without limitation of the foregoing (i) materially interfere with Tenant's right of use and enjoyment of the Premises pursuant to this Lease, (ii) limit, impair or delay Tenant's rights to sublease or assign all or any portion of this Lease pursuant to Section 5.2.1 hereof, (iii) limit, impair or delay Tenant's right to obtain any reduction or abatement of rent as permitted hereunder (iv) limit, impair or delay Tenant Is right to terminate this Lease as permitted hereunder or (v) otherwise unreasonably limit, impair or delay Tenant's rights hereunder. Provided that Tenant pays all of Landlord's reasonable legal and other related costs, Landlord will likewise agree to make reasonable non material changes in this Lease to accommodate a mortgage of Tenant's leasehold interest as contemplated under Section 5.2.1.

8.4  NO EXISTING MORTGAGE.

     Landlord warrants and represents that there is no existing mortgage encumbering the Lot or Building.

                                  ARTICLE IX

                        LANDLORD'S ADDITIONAL COVENANTS

9.1  AFFIRMATIVE COVENANTS.

     Landlord covenants at all times during the Term:

     9.1.1     Perform Obligations.

          To perform promptly all of the obligations of Landlord set forth in this Lease, including, without limitation, furnishing, through Landlord's employees or independent contractors, the services (the cost of which is to be included in the Annual Maintenance Charge) listed in Exhibit E;

     9.1.2     Repairs.

          Except as otherwise provided in Article VI, to make such repairs (the cost of which is to be included in the Annual Maintenance Charge to the extent contemplated in Section 4) to the roof, exterior walls, exterior windows and waterproofing, other structural components and common areas and facilities of the Building as may be necessary to keep them in good, serviceable condition. Without limitation of the foregoing, Landlord shall be responsible for the maintenance and repair of the heating and air-conditioning systems and the components thereof serving the Building, except for such systems and the components thereof as are located within the Premises or exclusively serve the Premises (as provided in Section 5.1.3 hereof).

     9.1.3     Compliance with Law.

          To make all repairs, alterations, additions or replacements to the Building or the Lot (the costs of which are to be included in the Annual Maintenance Charge to the extent contemplated in Section 4) required by any law, ordinance or order or regulation of any public authority including repairs, alterations, additions or replacements to the foundations and structural elements of the Building (which are not to be included in the Annual Maintenance Charge), except as required because of Tenant's failure to comply with the provisions of Section 5.1.3 hereof; to keep the Building equipped with all safety appliances so required (the costs of which are to be included in the Annual Maintenance Charge to the extent contemplated under Section 4); subject to Section 4.2.1, to pay all municipal, county, or state taxes assessed against the Building or the Lot, or against Landlord's personal property of any kind on or about the Building or the Lot; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Building or the Lot, including the ADA Requirements (as defined in Section 5.1.4 hereof) and any codes, regulations, ordinances or laws relating to hazardous materials (as defined in Section 5.1.4), subject to, and without limitation of, Tenant's obligations with respect to such codes, regulations, ordinances or laws. The costs incurred by Landlord in connection with the foregoing compliance obligations shall be included in the Annual Maintenance Charge to the extent contemplated under Section 4. All of the foregoing covenants and obligations are subject to, and without limitation of, all of Tenant's obligations under this Lease, including, without limitation, those set forth in Sections 4.2 and 5.1.4.

     9.1.4     Indemnity.

          To defend, with counsel reasonably approved by Tenant, all actions against Tenant, any partner, trustee, stockholder, officer, director, employee or beneficiary of Tenant ("Tenant's Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Tenant's Indemnified Parties from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature to which any of Tenant's Indemnified Parties is subject arising from and to the extent of any negligent or willful act, fault, omission, or other misconduct of Landlord or its agents, contractors or employees.

     9.1.5     Estoppel Certificate.

          Upon not less than 10 days' prior notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing certifying that this Lease is unmodified and in full force and effect and that except as stated therein Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations under this Lease (or, if there have been any modifications that the Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that, to the best of Landlord's knowledge, Tenant is not in default hereunder (or if in default, the nature of such default, in reasonable detail) and such other matters reasonably required by Tenant or any prospective sublessee, assignee or mortgagee of Tenant. Any such statement delivered pursuant to this Section 9.1.5 may be relied upon by any prospective sublessee, assignee or mortgagee.

     9.1.6     Utilities.

     The utilities serving the Premises shall be in "as is" condition.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

10.1 NOTICES FROM ONE PARTY TO THE OTHER.

     All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, two (2) days after deposited with the U.S. Postal Service, or if delivered by a recognized courier service (e.g. Federal Express) when delivered by such courier service or if delivered by hand, evidenced by a signed receipt.

10.2 QUIET ENJOYMENT.

     Landlord agrees that upon Tenant's paying the rent and performing and observing the terms, covenants, conditions and provisions on its part to be performed and observed, within applicable notice and grace periods Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.

10.3 EASEMENTS; CHANGES TO LOT LINES.

     Landlord reserves the right, from time to time, to grant easements affecting the Premises, or the Building or the Lot so long as such easements do not materially interfere with Tenant's use of the Premises, and to enter upon the Premises for purposes of constructing and maintaining any pipes, wires and other facilities serving any portion of the Lot or of the Building, subject to the terms of Section 5.1.7 hereof.

10.4 LEASE NOT TO BE RECORDED.

     Neither party shall record this Lease. Both parties shall execute and deliver a notice of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term Expiration Date the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease.

10.5 BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY.

     The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No partner, trustee, stockholder, officer, director, employee or beneficiary (or the partners, trustees, stockholders, officers, directors or employees of any such beneficiary) of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises and the rents, issues and profits therefrom, in pursuit of its remedies upon an event of default hereunder, and the general assets of the partners, trustees, stockholders, officers, employees or beneficiaries (and the partners, trustees, stockholders, officers, directors or employees of any such beneficiary) of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further that the foregoing provisions of this sentence shall not limit the right of Tenant to name Landlord or any individual partner or trustee thereof as part defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord.

10.6 ACTS OF GOD.

     In any case where either party hereto is required to do any act, delays caused by or resulting from the occurrence of one or more Force Majeure Events shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

10.7 LANDLORD'S DEFAULT.

     Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of 30 days following receipt of notice from Tenant or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default. Landlord shall not be liable in any event for incidental or consequential damages to Tenant by reason of any default by Landlord hereunder, whether or not Landlord is notified that such damages may occur. Except as expressly set forth in Section 3.2 and Section 6.2 hereof, Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

10.8  BROKERAGE.

      Each party warrants and represents to the other party that it has had no dealings with any broker or agent in connection with this Lease and covenants to defend with counsel reasonably approved by such other party, hold harmless and indemnify such other party from and against any and all cost, expense or liability arising from any breach of the foregoing warranty and representation.

10.9  APPLICABLE LAW AND CONSTRUCTION.

      This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

      There are no prior oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

      The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

      Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.

10.10 SUBMISSION NOT AN OFFER.

      The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered to each of them.

10.11 SECURITY DEPOSIT.

      Upon execution of this Lease, Tenant shall deposit the Security Deposit Amount with the Landlord or a letter of credit in the same amount in a form acceptable to Landlord in Landlord's reasonable discretion. The issuer of the Letter of Credit shall be a banking institution with at least a rating of A and otherwise reasonably acceptable to Landlord. Although Landlord shall only have the right to draw under the Letter of Credit in the event of a default as set forth herein, under the terms of the Letter of Credit, the sole condition to Landlord's draw upon the Letter of Credit shall be presentment to the issuer thereof, prior to or on the expiration date, of a demand for payment. The Letter of Credit shall be self-renewing from year to year during the term of this Lease so as to expire no earlier than thirty (30) days following the Lease expiration date and shall contain such other customary terms as Landlord requires in its reasonable discretion, including, but not limited to, a provision that the Letter of Credit is transferable to Landlord's successors and assigns. For and during the Term, Landlord shall have the irrevocable right, without further notice or approval of Tenant but not the obligation from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply the Security Deposit or any portion thereof or interest thereon, to Landlord's damage resulting from any default after applicable grace and cure periods by Tenant. On termination of the Term, the Security Deposit, or the portion thereof then held by Landlord shall be returned to Tenant, beyond the amount necessary to cure the breach of an provision of this Lease by Tenant. If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit shall be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

10.12  OPTIONS TO EXTEND.

       (a) Tenant shall have one (1) option to extend the Term of this Lease (the "Option to Extend") for a period of five (5) years (the "Extension Period"), subject to and on the terms set forth herein. Tenant may only exercise the Option to Extend with respect to the entire Premises. If Tenant shall desire to exercise the Option to Extend, it shall give Landlord a notice (the "Inquiry Notice") of such desire not later than fifteen (15) months prior to the expiration of the Initial Term of this Lease. Thereafter, the Fair Market Rent (as defined in Subsection (c) below) for the Extension Period shall be determined in accordance with Subsection (d) below. After the Fair Market Rent has been so determined, Tenant shall exercise the Option to Extend by giving Landlord notice (the "Exercise Notice") of its election to do so not later than twelve (12) months prior to the expiration of the Initial Term of this Lease. If Tenant fails to timely give either the Inquiry Notice or the Exercise Notice to Landlord with respect to the Option to Extend, Tenant shall be conclusively deemed to have waived such Option to Extend hereunder.

       (b) Notwithstanding any contrary provision of this Lease, the Option to Extend and any exercise by Tenant thereof shall be void and of no force or effect unless on the dates Tenant gives Landlord its Inquiry Notice and Exercise Notice for the Option to Extend and on the date of commencement of the Extension Period (i) this Lease is in full force and effect, (ii) there is no Event of Default of Tenant under this Lease, and (iii) Tenant has not assigned or subleased (or agreed to assign or sublease) more than fifty percent (50%) of the rentable floor area then comprising the Premises.

     (c) All of the terms, provisions, covenants, and conditions of this Lease shall continue to apply during the Extension Period, except that the Annual Fixed Rent Rate during the Extension Period (the "Extension Rent") shall be equal to the fair market rent for the Premises determined as of the date twelve
(12) months prior to expiration of the Initial Term in accordance with the procedure set forth in Subsection (d) below (the "Fair Market Rent").

     (d) The Fair Market Rent for the Extension Period shall be determined as follows: Within five (5) days after Tenant gives Landlord its Inquiry Notice with respect to the Option to Extend, Landlord shall give Tenant notice of Landlord's determination of the Fair Market Rent for the Extension Period. Within ten (10) days after Tenant receives such notice, Tenant shall notify Landlord of its agreement with or objection to Landlord's determination of the Fair Market Rent, whereupon the Fair Market Rent shall be determined by arbitration conducted in the manner set forth below. If Tenant does not notify Landlord within such ten (10) day period of Tenant's agreement with or objection to Landlord's determination of the Fair Market Rent, then the Fair Market Rent for the applicable Extension Period shall be deemed to be Landlord's determination of the Fair Market Rent as set forth in the notice from Landlord described in this subsection.

     (e) If Tenant notifies Landlord of Tenant's objection to Landlord's determination of Fair Market Rent under the preceding subsection, such notice shall also set forth a request for arbitration and Tenant's appointment of a commercial real estate broker having at least ten (10) years experience in the commercial leasing market in the City of Cambridge, Massachusetts (an "Arbitrator"). Within five (5) days thereafter, Landlord shall by notice to Tenant appoint a second Arbitrator. Each Arbitrator shall be advised to determine the Fair Market Rent for the Extension Period within thirty (30) days after Landlord's appointment of the second Arbitrator. On or before the expiration of such thirty (30) day period, the two Arbitrators shall confer to compare their respective determinations of the Fair Market Rent. If the difference between the amounts so determined by the two Arbitrators is less than or equal to ten percent (10%) of the lower of said amounts then the final determination of the Fair Market Rent shall be equal to the average of said amounts. If such difference between said amounts is greater than ten percent (10%0 , then the two arbitrators shall have ten (10) days thereafter to appoint a third Arbitrator (the "Third Arbitrator") , who shall be instructed to determine the Fair Market Rent for the Extension Period within ten (10) days after its appointment by selecting one of the amounts determined by the other two Arbitrators. Each party shall bear the cost of the Arbitrator selected by such party. The cost for the Third Arbitrator, if any, shall be shared equally by Landlord and Tenant. In no event shall the rent for the Extension Period be less than the rent paid by Tenant under the Lease during the lease year prior to commencement of the Extension Term.

10.13  RIGHT OF FIRST REFUSAL.

     Provided that at the time Tenant exercises its rights under this Section:
(i) there is then outstanding no Event of Default of Tenant under this Lease, and (ii) Tenant has not assigned or subleased more than fifty percent (50%0 of the rentable floor area then comprising the Premises, and provided that any and all rights of first refusal of other tenants in the Building have elapsed, specifically TVisions, Inc.'s right of first refusal for Suite 23, then in the event that Landlord receives any written offer (an "Offer") from any third party (a "Third Party Offeror") to lease (i) any space on the second floor in the Building which may thereafter become available to lease or (ii) additional space added to the Building as a result of an addition to the Building ("Available Space"), Landlord shall have such offer memorialized in writing and furnish Tenant with a notice (the "ROFR Notice") accompanied by a copy of such written offer offering Tenant the option to lease such Available Space on the terms and conditions specified in the Offer (a "Right of First Refusal")and otherwise are the terms and conditions of this lease. In the event Tenant elects to exercise its Right of First Refusal with respect to any such Available Space, Tenant shall send to Landlord notice of such election together with a certified or bank check in the amount of one-twelfth (1/12) of the annual fixed rent rate for said Available Space (as set forth in the Offer) and said Available Space shall thereafter be leased to Tenant on the terms and conditions set forth in the Offer. In the event such notice and check are not sent to Landlord within five
(5) business days after the ROFR Notice with respect to any such Available Space, or if after giving notice of election of its Right of First Refusal with respect to any such Available Space, Tenant shall fail to perform its obligation to lease such Available Space, then Landlord may retain the deposit delivered by Tenant and may lease said Available Space to the Third Party Offeror, or any affiliate thereof, upon the terms and conditions contained in the Offer.

10.14  CONFIDENTIAL INFORMATION.

       Landlord hereby agrees that any and all knowledge, information, data, materials, trade secrets, and other work product of a confidential nature gained, obtained, derived, produced, generated or otherwise acquired by Landlord with respect to Tenant's business (collectively "Confidential Information") shall be kept confidential. Landlord shall use diligent efforts to ensure that no Confidential Information is revealed, divulged, communicated, related, or described to any person or entity without the written consent of Tenant, except as may be required by applicable law.

10.15  SIGNAGE.

       Tenant shall be permitted, at its sole cost and expense, to install and maintain a sign on the exterior of the Building, provided that: (i) the size, location, quality, color and style of such signs shall be subject to Landlord's approval, such approval not to be unreasonably withheld or delayed, and (ii) such sign shall be subject to limitations of applicable law, including, without limitation, the Cambridge Zoning By-Law, as amended from time to time. Tenant shall secure all permits necessary for the installation of such sign at its sole cost and expense. Upon the expiration or sooner termination of the Term of this Lease, Tenant shall remove such signs and repair any damage resulting therefrom at Tenant's sole cost and expense.

10.16  PARKING.

       A parking garage (the "Garage") is planned for construction at the property known as 47 Erie Street, Cambridge, Massachusetts, which property is controlled by Landlord. Upon completion of the Garage for occupancy, Tenant shall be obligated to lease up to fifty (50) parking spaces from Landlord or such other entity to be designated by Landlord at a fair market rent. Fair market rent for parking spaces for motor vehicles is estimated at this time to be

$130.00 per space per month. Beginning September 25, 1997, until completion of
                                                 --
the Garage, Tenant may lease up to twenty-five (25) surface parking spaces in the parking lot located at 40 Erie Street, Cambridge, Massachusetts, at a cost of $75.00 per space per month. In addition, in the event Tenant expands its Premises as provided in this Lease, Tenant shall be entitled to lease one (1) additional parking space in the Garage per each 650 square feet of additional space added to the Premises at the fair market rent set forth above.

     In the event Landlord or its affiliate is unable to provide parking spaces in the Garage due to failure to construct or complete the construction of the Garage, Landlord shall be obligated to provide parking spaces for use by Tenant as required under this provision within three hundred (300) feet of the buildings owned or controlled by Landlord or its affiliates at 21 Erie Street, 270 Albany Street, 200 Sidney Street 40 Erie Street and 47 Erie Street, Cambridge, Massachusetts, at the prevailing market rate for such spaces.

     WITNESS the execution hereof under seal on the day and year first above written.

                    LANDLORD:


                             /s/ David E. Clem
                             ----------------------------------------------
                             David E. Clem, Trustee of 21 Erie Realty Trust


                    TENANT:  REPROGENESIS, INC.


                             By: /s/
                                -------------------------------------------
                                Its:
                                hereunto duly authorized

                                   EXHIBIT A
                                   ---------

                                LEASED PREMISES
                                ---------------

                                  EXHIBIT A-2
                                  -----------

                            LEGAL DESCRIPTION OF LOT
                            ------------------------

Parcel 1
--------

A certain parcel of land with the buildings thereon situated in Cambridge, Middlesex County, Massachusetts and being shown as Lot "A" on a Plan entitled "Subdivision of Land in Cambridge dated September 20,1961, drawn by Edward Smith, Surveyor, 517 School Street, Belmont." recorded with Middlesex South District Registry of Deeds, Book 9910, Page 526 and bounded and described as follows:

NORTHEASTERLY   by Merriam Street, Eighty-five and sixty-six one hundredths
                (85.66) feet

SOUTHEASTERLY   by Waverly Street, Two hundred (200.00) feet;

SOUTHWESTERLY   by Erie Street, One hundred twenty-five (125.00) feet;

NORTHWESTERLY   by land of owners unknown One hundred, two and fourteen one hundredths (102.14) feet;

NORTHEASTERLY   by Lot "B" as shown on said plan by line running through the center of a twelve (12) inch brick partition wall. Thirty-eight and thirteen one-hundredths (38.13) feet; and

NORTHWESTERLY   by said Lot "B" by a line running through the center of a twelve
                (12) inch brick partition wall, Ninety-seven and eighty-six one-hundredths (97.86) feet.;

Containing Twenty-one thousand, two hundred and eight (21,208) square feet of land.

Parcel 2
--------

A certain parcel of land with the buildings thereon situated in Cambridge, Massachusetts, and bounded and described as follows:

Beginning at a point in the southwesterly line of Merriam Street, said point being distant eighty-five and sixty-six one hundredths (85.66) feet from the intersection of the southwesterly line of Merriam Street and the northwesterly line of Waverly street;

                                                       Exhibit A-2...Page 1 of 2

Thence running in a southwesterly direction partly through the center of a twelve (12) inch brick partition wall ninety-seven and eighty-six one hundredths (97.86) feet to a point;

Thence running in a northwesterly direction through the center of a twelve (12) inch brick partition wall thirty-eight and thirteen one hundredths (38.13) feet to a point;

Thence running in a southwesterly direction two and fourteen one hundredths (2.14) feet to a point;

Thence running in a northwesterly direction fifteen and sixty-one hundredths (15.61) feet;

Thence turning and running in a northeasterly direction one hundred (100.00) feet to a point in the southwesterly line of Merriam Street:

Thence running in a southeasterly direction along the southwesterly line of Merriam Street fifty-three and seventy-four one hundredths (53.74) feet to the point of beginning.

The above described parcel of land containing five thousand two hundred and ninety-two (5,292) square feet is shown as Lot "B" on a Plan entitled "Subdivision of Land in Cambridge dated September 20, 1961, drawn by Edward Smith, Surveyor, 511 School Street, Belmont." Recorded, with Middlesex South District Registry of Deeds, Book 9910, Page 526.

                                                       Exhibit A-2...Page 2 of 2

                                   EXHIBIT B

                            PLANS AND SPECIFICATION
                            -----------------------

     The floor plan annexed hereto represents the general design that is intended to be implemented by Tenant in its Leasehold Improvements to the Premises, comprising office, laboratory and light manufacturing space. There will, without limitation, include modifications of and supplements of the utilities and services that are available in the Premises, and consequently there will be additions to and further distribution of electrical power through the Building to serve the Premises. The Leasehold Improvements will include, without limitation, construction, demolition and relocation of partition walls, as well as additions to and modifications of plumbing and drains. The floor of the Premises will, among other things, be modified to allow the installation of new floor drains and to assure a perfectly level surface. The plans and specifications for all of the work described herein shall be subject to Landlord's approval as contemplated in Section 3.1 of the Lease.

                                   EXHIBIT C

                             RULES AND REGULATIONS
                             ---------------------

1. The entrances, lobbies, elevators, sidewalks, and stairways of the Building shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Building.

2. Landlord reserves the right to have Landlord's structural engineer review Tenant's floor loads on the Building at Tenant's expense.

3. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside of the Building except in the dumpster provided by Landlord. Bicycles shall not be permitted in the Building, but shall be parked in the bicycle rack provided by Landlord.

4. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the exterior of the Building and will promptly remove the same upon notice from Landlord.

5. Tenant shall not make noises, cause disturbances, create vibrations, odors or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Building, without the prior written approval of Landlord.

6. Tenant shall not: (a) use the Building for lodging, or for any immoral or illegal purposes; (b) use the Building to engage in the manufacture or sale of spirituous, fermented, intoxicating or alcoholic beverages in the Building; (c) use the Building to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Building.

7. No awning or other projections shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any exterior window or door of the Building without prior written consent of Landlord.

8. Except as otherwise set forth in Lease, no sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Building if visible from outside of the Building.

9. Door keys for doors in the Building will be furnished on the Commencement Date by Landlord. If Tenant shall affix additional locks on doors then Tenant shall furnish Landlord with copies of keys for said locks.

EXHIBIT C                                                            Page 2 of 2

10. Tenant shall cooperate and participate in all reasonable security programs affecting the Building.

11. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to its space in the Building closed and secured.

12. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

13. Tenant may request heating and/or air conditioning during other periods in addition to Normal Business Hours by submitting its request to the Landlord no later than 2:00 p.m. the preceding work day (Monday through Friday) on forms available from the Landlord. The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Landlord a list of personnel authorized to make such request.

14. Discharge of industrial sewage shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof.

15. Tenant may not (without Landlord's approval therefor, which approval will be signified on Tenant's Plans submitted pursuant to the Lease) and Tenant shall not permit or suffer anyone to (a) cook in the Premises; (b) place vending or dispensing machines of any kind in or about the Premises; (c) at any time sell, purchase or give away, or permit the sale, purchase or gift of food in any form. Notwithstanding the foregoing Tenant shall be permitted to use coffee machines, microwave ovens, dishwasher, refrigerator, sandwich and snack vending machines, soda machines and other similar appliances on the Premises.

16. Subject to Tenant's right to make alterations in accordance with the provisions of the Lease Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails or screws, cutting or stringing of wires shall be permitted except with the prior written consent of Landlord not to be unreasonably withheld, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior written approval of Landlord not to be unreasonably withheld. The use of cement or other similar adhesive material is expressly prohibited.

17. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Managing Agent of the Building.

18.  In the event of any conflict between the provisions of this Exhihit C and
                                                                 ----------
     the provisions of the Lease, the provisions of the Lease shall govern.

                                   EXHIBIT D
                                   ---------

                               FLOOR LOAD LIMITS
                               -----------------

                                   EXHIBIT E
                                   ---------

                              LANDLORD'S SERVICES
                              -------------------

I.   Exterior Maintenance
     --------------------

     Landlord shall keep the Lot and Common Areas of the Building clean and free of debris.

     Landlord shall keep the sidewalks, driveways and parking areas reasonably clear of snow and ice.

     Landlord shall maintain the exterior landscaping, lighting, parking areas, exterior roof, slab, foundation, exterior doors and windows, and sidewalks of the Building and the Lot in good repair and condition consistent with facilities of the size and quality of the Building and the Lot in the Cambridge, Massachusetts area.

II.  Mechanical, Electrical and Plumbing
     -----------------------------------

     Subject to the provisions of Section 5.1.3 of the Lease, Landlord shall maintain in good repair and condition the mechanical, electrical and plumbing systems for the Building.

III. Priority
     --------

     In the event of any conflict between the provisions of this Exhibit E and
                                                                 ---------
     the provisions of the Lease, the provisions of the Lease shall govern.

IV.  Cleaning
     --------

     Landlord shall keep clean and neat the public areas of the Building and Lot, including, without limitation, the restrooms.

                                   EXHIBIT F
                                   ---------

  COMMENCEMENT DATE               SUITE #                    AREA
  -----------------               -------                    ----

September 25, 1997                 1.5                   4,953 r.s.f.

October 1, 1997                    2.4                     898 r.s.f.
                                   2.5                   5,282 r.s.f.
                                   2.6                     971 r.s.f.

January 1, 1998                    1.1                  14,731 r.s.f.
                                   1.2                   1,282 r.s.f.
                                   1.3                     640 r.s.f.
                                   1.4                   2,367 r.s.f
                                   2.9                   1,601 r.s.f
                                                       --------------
                                                 TOTAL  32,725 r.s.f.

                           FIRST AMENDMENT TO LEASE


          This First Amendment to Lease (this "Amendment") is executed by and between David E. Clem and David M. Roby, Trustees (the "Landlord") of 21 Erie Realty Trust u/d/t dated May 16, 1996, recorded with the Middlesex South District Registry of Deeds in Book 26325, Page 504, and Reprogenesis, Inc. (the "Tenant"), a Texas corporation, in amendment of a Lease dated September, 1997 (the "Lease") by and between Landlord and Tenant with respect to a portion of the building known as and numbered 21 Erie Street, Cambridge, Massachusetts (the "Building").

          For good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Each capitalized term which is used but not defined herein shall have the respective meaning ascribed thereto in the Lease.

     2. Commencing November 1, 1998 (the "Effective Date") and continuing through and including the Term Expiration Date, Landlord hereby leases and demises to Tenant, and Tenant hereby leases from Landlord, Suite No. 22, consisting of approximately 2,645 rentable square feet of space on the Second Floor of the Building (the "Additional Premises"), as more particularly shown on Exhibit A attached hereto and incorporated herein by reference thereto. From and after the Effective Date, except as set forth in this Amendment, the term "Premises" as used in the Lease shall be deemed to include the Additional Premises and the Additional Premises shall be subject to all of the terms, covenants and conditions set forth in the Lease, including Section 10.12 thereof.

     3. As of the Effective Date, the Annual Base Rent Rate for the Additional Premises shall be $14.00 per rentable square foot, (the "Additional Premises Annual Base Rent"). The Additional Premises Annual Base Rent shall be subject to adjustment as set forth in Section 4.1(b) of the Lease and shall be subject to all other provisions of the Lease with respect to Annual Base Rent Rate, including the time and manner of payment thereof, except that with respect to the Additional Premises the Base Price Index shall mean and refer to the Price Index most recently established prior to January 1, 1999.

     4. As of the Effective Date, the term "Tenant's Proportionate Share" set forth in Article I of the Lease shall be amended by deleting "66.4%" therefrom and by inserting in place thereof "71.5%".

     5. The Additional Premises shall be delivered to Tenant by Landlord on an "As Is, Where Is" basis with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant.

     6.   If Tenant elects to extend the Term of the Lease pursuant to
Section 10.12 of the Lease, such extension shall and must relate to the Premises demised pursuant to the Lease and the Additional Premises demised hereby.

     7. Simultaneously with the execution hereof, Tenant shall pay to Landlord $12,343.33 representing a security deposit for the Additional Premises (the "Additional Premises Security Deposit Amount"). Upon receipt thereof, references in the Lease to "Security Deposit Amount" shall include the Security Deposit Amount delivered in connection with the execution of the Lease and the Additional Premises Security Deposit Amount, both of which shall be subject to all of the provisions of the Lease, including Section 10.11 thereof.

     8. Each party warrants and represents to the other party that it has had no dealings with any broker or agent in connection with this Amendment and covenants to defend with counsel reasonably approved by such other party, hold harmless and indemnify such other party from and against any and all cost, expense or liability arising from any breach of the foregoing warranty and representation.

     9. The Lease, as amended hereby, is hereby ratified, confirmed and approved in all respects.

          WITNESS the execution hereof under seal as of the 1st day of October, 1998.

               LANDLORD:


                        /s/ David E. Clem, Trustee
                        ---------------------------------------------
                        David E. Clem, Trustee as aforesaid and not
                        individually


                        ________________________________________
                        David M. Roby, Trustee as aforesaid and not individually


               TENANT:  REPROGENESIS, INC.



                        /s/ William D. Romeo
                        --------------------------------------------------
                        Its: Chief Operating Officer
                             hereunto duly authorized

                                   EXHIBIT A

                       Floor Plan of Additional Premises

                                  (attached)